QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

FOR RELEASE: 4:01 PM EASTERN, NOVEMBER 10, 2011

Molycorp Reports Record Financial Performance in Q3 2011

  •
  Project Phoenix Accelerated

  •
  Company Sets Records for Sales, Margin, and Income

HIGHLIGHTS

  •
  The Company's "Project Phoenix" modernization and expansion project has been accelerated to target Phase 1 production run rate of 19,050 metric tons per year by September 30, 2012, three months earlier than originally planned. Mechanical completion of Phase 2 has been accelerated by six months to year-end 2012.

  •
  Company achieves record sales in Q3 of $138.1 million, a 39% increase over Q2 2011.

  •
  Average sales price (ASP) rose 75% to $131.19 per kilogram of REO equivalent versus $75.14 in Q2 2011.

  •
  Q3 gross margin increased to a record 63%, up from 57% in Q2 2011.

  •
  Record operating income increased 72% to $72.1 million over Q2 2011.

  •
  Q3 EPS of $0.52 per diluted share, or $0.67 adjusted for certain non-cash and other out-of-ordinary items (non-GAAP), per diluted share.

        Greenwood Village, CO (November 10, 2011, 4:01 p.m. Eastern)—Molycorp, Inc. (NYSE: MCP) ("Molycorp" or the "Company") today announced financial and operating results for the third quarter of 2011, which included record performance in sales, margin, and income.

RECORD SALES, MARGIN, AND INCOME

        The Company generated record sales of $138.1 million in Q3 2011, a 39% increase as compared to sales of $99.6 million in Q2 2011 and significantly higher than $8.5 million in Q3 2010. Sequential growth resulted from increased sales volume of lanthanum and didymium as well as a robust pricing environment across all products.

        Record operating income in Q3 increased 72% to $72.1 million as compared to Q2 2011, a material increase from the operating loss of $(10.2 million) in Q3 2010.

        Net income attributable to common stockholders increased 4% to $45.3 million, from $43.5 million in Q2 2011. Diluted earnings per share for Q3 2011 was $0.52, in-line with Q2 2011 of $0.52. Non-GAAP diluted earnings per share was $0.67, as compared to $0.56 per diluted share in Q2 2011. Non-GAAP earnings per share adjusts certain non-cash and other out-of-ordinary items as compared to U.S. GAAP earnings per share.

COMPANY ACCELERATING PROJECT PHOENIX

        Molycorp's "Project Phoenix" modernization and expansion plan at its flagship Mountain Pass, California rare earth facility has been accelerated, with the Company now expecting to achieve its Phase 1 production run rate of 19,050 metric tons per year by September 30, 2012, three months earlier than originally planned. The Company's Board of Directors authorized an additional investment of $114 million to fund the acceleration, which includes contingency funds. The acceleration of Project Phoenix Phase 1 will increase the Company's estimated 2012 production by approximately 3,500 metric tons of Rare Earth Oxide equivalent ("REO"), to between 8,000 and 10,000 metric tons.

        The project acceleration will also advance mechanical completion of Project Phoenix Phase 2 by six months, allowing the Company the capability of producing at an annual rate of 40,000 metric tons per year as early as mid-2013, if customer demand warrants.

        "During the third quarter, we achieved record sales, margin, and income," said Mark Smith, Molycorp President and Chief Executive Officer. "This is a phenomenal accomplishment by our Molycorp family, particularly as we have simultaneously announced accelerated plans for Project Phoenix Phase 1 and 2 at Mountain Pass."

        "In addition, we are pleased to have signed a new three-year agreement with the United Steelworkers, opened a customer service office in Japan, expanded initial sales of XSORBX, and announced our four-pronged strategy for heavy rare earth elements," Smith said. "We continue to see favorable global market trends for rare earths, and our team is working hard to provide an increased, stable supply of rare earth products for these markets."

        Other milestones during Q3 and the first several weeks of Q4 included the Company's $20 million investment in Boulder Wind Power and its acquisition of the remaining Molycorp Sillamäe shares for $10 million.

Q3 SALES

        The Company achieved consolidated sales of $138.1 million for Q3 2011. This does not include an additional $37.2 million of intercompany sales, such as feedstock sent from Molycorp Mountain Pass to Molycorp Sillamäe for additional processing into higher-value products, and other intercompany sales. Gross sales at Molycorp Mountain Pass grew 64% to $124.9 million as compared to Q2 2011. The growth in Molycorp Mountain Pass gross sales was driven both by higher realized prices and by higher didymium and lanthanum product sales volumes, and was offset by lower cerium sales volume. Molycorp Sillamäe recorded sales of $35.9 million during the quarter, while Molycorp Tolleson recognized $14.4 million of sales in the period.

        Molycorp Mountain Pass sold 1,002 gross metric tons of REO equivalent products, a slight increase over Q2 2011 and a 92% year-over-year increase. Mountain Pass realized an average sales price of $124.65 per kilogram of REO equivalent. Molycorp Sillamäe's sales in Q3 2011 included 384 gross metric tons of REO equivalent products at an average sales price of $57.08 per kilogram and also included 88 metric tons of rare metals (niobium and tantalum) at an average sales price of $151.50 per kilogram. Molycorp Tolleson sold alloys, including neodymium-iron-boron and samarium-cobalt alloy, containing approximately 52 metric tons REO equivalent products to contribute $14.4 million in sales.

UPDATED Q4 2011 & FY 2012 PRODUCTION GUIDANCE

        The following table provides ranges for expected production of rare earth products at Molycorp's three production facilities for the remainder of 2011*. The Company has also established an annual production guidance range for 2012, and anticipates production of REO equivalent products to be in a range of 8,000 metric tons to 10,000 metric tons for the full year.

	Molycorp Minerals (Mountain Pass, CA) (range of mt of REO)		Molycorp Sillamäe (Sillamäe, Estonia) (range of mt of REO)				Molycorp Tolleson (Tolleson, AZ) (range of mt of REO)				Total (range of mt of REO)
	Low Range	High Range	Low Range		High Range		Low Range		High Range		Low Range	High Range
1Q2011 (actuals)	499	499	229	*	229	*	68	*	68	*	796	796
2Q2011 (actuals)	815	815	381		381		53		53		1,249	1,249
3Q2011 (actuals)	739	739	417		417		72		72		1,228	1,228
4Q2011	850	1,200	400		430		63		72		1,313	1,702
	2,903	3,253	1,427		1,457		256		265		4,586	4,975
							(600 tons of total alloy	)	(640 tons of total alloy	)

*
Prior to our acquisitions in April 2011

CONFERENCE CALL TODAY AT 4:30 P.M. EASTERN

        Molycorp will conduct a conference call today to discuss these results at 4:30 p.m. EST, hosted by Mark Smith, Chief Executive Officer, and Jim Allen, Chief Financial Officer. Investors interested in participating in the live call from the U.S. should dial +1 (888) 334-3032 and reference confirmation number 7475624. Those calling from outside the U.S. should dial +1 (719) 457-2674 and use the same confirmation number. A telephone replay will be available approximately two hours after the call concludes through Thursday, November 24, 2011 by dialing +1 (877) 870-5176 from the U.S., or +1 (858) 384-5517 from international locations, and entering passcode: 7475624.

        There will also be a simultaneous live audio webcast available on the Investor Relations section of the Company's website at www.molycorp.com/investors. The webcast will be archived on the website for 180 days.

Financial Statements:    Balance Sheet

MOLYCORP, INC.

(A Company in the Development Stage)

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$561,955	$316,430
Trade accounts receivable	67,929	16,421
Inventory	95,660	18,822
Deferred charges	12,391	—
Prepaid expenses and other assets	7,540	1,759

Total current assets	745,475	353,432

Non-current assets:
Deposits	$23,287	$26,200
Property, plant and equipment, net	376,496	93,966
Deferred tax assets	17,982	—
Inventory	4,678	5,212
Intangible assets, net	2,319	639
Investments	20,000	—
Other assets	314	111

Total non-current assets	445,076	126,128

Total assets	$1,190,551	$479,560

LIABILITIES AND EQUITY
Current liabilities:
Trade accounts payable	$98,245	$13,009
Accrued expenses	11,141	4,225
Income taxes payable	2,869	—
Debt	540	—
Short-term borrowing—related party	1,750	3,085
Current portion of asset retirement obligation	395	393

Total current liabilities	114,940	20,712

Non-current liabilities:
Asset retirement obligation	$12,883	$12,078
Debt	196,482	—
Other non-current liabilities	344	257

Total non-current liabilities	209,709	12,335

Total liabilities	$324,649	$33,047

Equity:
Common stock, $0.001 par value; 350,000,000 shares authorized at September 30, 2011	84	82
Preferred stock, $0.001 par value; 5,000,000 shares authorized at September 30, 2011	2	—
Additional paid-in capital	865,865	539,866
Accumulated other comprehensive loss	(3,817)	—
Deficit accumulated during the development stage	(5,342)	(93,435)

Total Molycorp stockholders' equity	856,792	446,513
Noncontrolling interest	9,110	—

Total equity	865,902	446,513

Total liabilities and equity	$1,190,551	$479,560

Financial Statements:    Income Statement

MOLYCORP, INC.

(A Company in the Development Stage)

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
					Total from June 12, 2008 (Inception) Through September 30, 2011
	2011	2010	2011	2010
Sales	$138,050	$8,533	$263,927	$13,455	$308,313
Operating costs and expenses:
Cost of goods sold	(50,548)	(7,742)	(110,148)	(19,268)	(182,551)
Selling, general and administrative	(14,290)	(4,117)	(36,597)	(12,851)	(70,643)
Stock-based compensation	(611)	(6,527)	(3,922)	(21,660)	(33,052)
Depreciation and amortization	(305)	(83)	(670)	(239)	(1,200)
Accretion expense	(240)	(216)	(715)	(695)	(2,882)

Operating income (loss)	72,056	(10,152)	111,875	(41,258)	17,985

Other income (expense):
Other (expense) income	(117)	14	(152)	80	238
Foreign currency transaction losses, net	(2,000)	—	(1,850)	—	(1,850)
Interest expense, net	(671)	(7)	(461)	(7)	(396)

	(2,788)	7	(2,463)	73	(2,008)

Income (loss) before income taxes	69,268	(10,145)	109,412	(41,185)	15,977
Income tax expense	(20,852)	—	(14,439)	—	(14,439)

Net income (loss)	48,416	(10,145)	94,973	(41,185)	1,538
Net loss (income) attributable to noncontrolling interest	255	—	(713)	—	(713)

Net income (loss) attributable to Molycorp stockholders	$48,671	$(10,145)	$94,260	$(41,185)	$825

Net income (loss)	$48,416	$(10,145)	$94,973	$(41,185)	$1,538
Other comprehensive income:
Foreign currency translation adjustments	(5,564)	—	(4,240)	—	(4,240)

Comprehensive income (loss)	$42,852	$(10,145)	$90,733	$(41,185)	$(2,702)

Comprehensive income (loss) attributable to:
Molycorp stockholders	$43,661	$(10,145)	$90,443	$(41,185)	$(2,992)
Noncontrolling interest	(809)	—	290	—	290

	$42,852	$(10,145)	$90,733	$(41,185)	$(2,702)

Weighted average shares outstanding
(Common shares)(1)
Basic	83,847,119	69,550,649	83,321,816	56,027,460	56,239,632

Diluted	87,069,256	69,550,649	84,596,676	56,027,460	56,239,632

Income (loss) per share of common stock :
Basic	$0.54	$(0.15)	$1.05	$(0.74)	$(0.11)

Diluted	$0.52	$(0.15)	$1.03	$(0.74)	$(0.11)

(1)
Weighted average shares outstanding include the retroactive treatment of exchange ratios for conversion of Class A common stock and Class B common stock to common stock in conjunction with the initial public offering.

Financial Statements:    Statement of Cash Flows

MOLYCORP, INC

(A Company in the Development Stage)

Condensed Consolidated Statements of Cash Flows (Unaudited)

(In thousands)

	Nine Months Ended September 30,
			Total from June 12, 2008 (Inception) Through September 30, 2011
	2011	2010
Cash flows from operating activities:
Net income (loss)	$94,973	$(41,185)	$1,538
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	11,294	4,059	22,141
Accretion of asset retirement obligation	715	695	2,882
Deferred income tax benefit	(4,544)	—	(4,544)
Non-cash inventory write-downs	1,585	1,555	23,602
Non-cash share-based compensation expense	4,042	21,660	33,172
Impairment of fixed assets	—	—	3,114
Foreign currency transaction losses, net	1,665	—	1,665
Other operating adjustments	796	13	739
Increase (decrease) in cash, excluding the effects of acquisitions and dispositions, resulting from changes in:
Accounts receivable	(42,250)	(3,966)	(59,221)
Inventory	(32,521)	(2,955)	(56,390)
Prepaid expenses and other	(1,596)	388	(2,619)
Accounts payable	(7,099)	3,265	(2,914)
Asset retirement obligation	(581)	(507)	(1,600)
Accrued expenses	2,245	(4,264)	8,731

Net cash provided by (used in) operating activities	28,724	(21,242)	(29,704)

Cash flows from investing activities:
Acquisition of the Mountain Pass facility	—	—	(82,150)
Cash paid in connection with acquisitions, net of cash acquired	(20,021)	—	(20,021)
Proceeds from sale of investment in joint venture	—	—	9,700
Cash paid to acquire non-marketable securities	(20,000)	—	(20,000)
Deposits	2,946	(20,200)	(23,254)
Capital expenditures	(160,917)	(12,965)	(201,652)
Other assets	—	—	(111)
Proceeds from sale of assets	19	9	33

Net cash used in investing activities	(197,973)	(33,156)	(337,455)

Cash flows provided by financing activities:
Capital contributions from original stockholders	—	15,000	125,004
Repayments of short-term borrowings—related party	(2,343)	—	(3,450)
Repayments of debt	(5,447)	—	(5,447)
Net proceeds from sale of common stock in conjunction with the initial public offering	—	378,633	378,633
Net proceeds from sale of preferred stock	199,642	—	199,642
Net proceeds from sale of convertible notes	223,100	—	223,100
Payment of financing costs	—	—	(185)
Payment of preferred dividends	(6,167)	—	(6,167)
Proceeds from exercise of stock options	—	300	350
Proceeds from short-term borrowings—related party	—	5,008	11,645
Proceeds from debt	6,337	—	6,337

Net cash provided by financing activities	415,122	398,941	929,462

Effect of exchange rate changes on cash	(348)	—	(348)

Net change in cash and cash equivalents	245,525	344,543	561,955
Cash and cash equivalents at beginning of the period	316,430	6,929	—

Cash and cash equivalents at end of period	$561,955	$351,472	$561,955

Supplemental disclosure of non-cash activities:
Change in accrued capital expenditures	$61,783	$2,757

Net cash paid for taxes	$28,505	$—

Segment Information

Three Months Ended September 30, 2011 (In thousands)	Molycorp Mountain Pass	Molycorp Sillamäe	Molycorp Tolleson	Other and Eliminations	Total Molycorp
Sales:
External	$94,341	$29,260	$14,449	$—	$138,050
Intersegment	30,535	6,652	—	(37,187)	—

Total sales	124,876	35,912	14,449
Cost of goods sold	(20,921)	(35,761)	(13,833)	19,967	(50,548)
Selling, general and administrative expenses	(13,897)	(212)	(184)	3	(14,290)
Depreciation, amortization and accretion expense	(338)	(398)	191	—	(545)
Stock-based compensation	(591)	(7)	(13)	—	(611)

Operating income (loss)	89,129	(466)	610	(17,217)	72,056
Other (expense) income	(695)	(2,099)	6	—	(2,788)

Income (loss) before income taxes	$88,434	$(2,565)	$616	$(17,217)	$69,268

Total assets at September 30, 2011	$1,184,137	$122,316	$33,032	$(148,934)	$1,190,551

Capital expenditures (accrual basis)	$106,162	$2,300	$—	$—	$108,462

Three Months Ended June 30, 2011 (In thousands)	Molycorp Mountain Pass	Molycorp Sillamäe	Molycorp Tolleson	Other and Eliminations	Total Molycorp
Sales:
External	$60,348	$29,017	$10,250	$—	$99,615
Intersegment	15,947	3,639	—	(19,586)	—

Total sales	$76,295	$32,656	$10,250
Cost of goods sold	(21,709)	(20,472)	(11,143)	10,401	(42,923)
Selling, general and administrative expenses	(12,294)	(1,411)	(112)	—	(13,817)
Depreciation, amortization and accretion expense	(332)	—	(191)	—	(523)
Stock-based compensation	(412)	—	—	—	(412)

Operating income (loss)	41,548	10,773	(1,196)	(9,185)	41,940
Other (expense) income	304	(103)	2	—	203

Income (loss) before income taxes	$41,852	$10,670	$(1,194)	$(9,185)	$42,143

Total assets at June 30, 2011	$1,099,900	$152,984	$29,705	$(140,923)	$1,141,666

Capital expenditures (accrual basis)	$70,742	$2,231	$—	$—	$72,973

Earnings per Share

(In thousands, except share and per share amounts)	Three Months Ended September 30, 2011	Three Months Ended June 30, 2011	Three Months Ended September 30, 2010
Net income (loss) attributed to Molycorp stockholders	$48,671	$47,787	$(10,145)
Cumulative undeclared and paid dividends on preferred stock	(3,795)	(4,269)	—

Income (loss) attributed to common stockholders	44,876	43,518	(10,145)

Weighted average common shares outstanding—basic	83,847,119	83,847,119	69,550,649
Basic earnings (loss) per share	$0.54	$0.52	$(0.15)

Income (loss) attributed to common stockholders	44,876	43,518	(10,145)
Effect of dilutive Notes	404	—	—

Income (loss) attributed to common stockholders	45,280	43,518	(10,145)

Weighted average common shares outstanding—dilutive	87,069,256	84,413,499	69,550,649
Dilutive earnings (loss) per share	$0.52	$0.52	$(0.15)

Non-GAAP Financial Measures

Adjusted Net Income (Loss)

	Three months ended September 30,		Nine months ended September 30,		Three months ended June 30, 2011
(in thousands, except per share data)	2011	2010	2011	2010
Net income (loss) attributable to Molycorp stockholders	$48,671	$(10,145)	$94,260	$(41,185)	$47,787
Stock-based compensation	656	6,527	4,042	21,660	452
Asset impairments/ inventory write-down	—	640	1,585	1,555	955
Impact of purchase accounting on cost of inventory sold(1)	10,226	—	10,226	—	—
Net (gain)/loss on asset sales	150	—	37	13	(113)
Project Phoenix administrative expenses	1,293	—	1,293	—	—
Due diligence and other transaction costs	728	100	4,955	996	2,792
Organization and operations consulting costs	1,672	—	4,347	—	2,108
Income tax effect of above adjustments	(1,755)	—	(5,723)	—	(2,043)

Adjusted net income (loss)	$61,641	$(2,878)	$115,022	$(16,961)	$51,938
Cumulative paid and undeclared dividends on preferred stock	(3,795)	—	(7,116)	—	(4,269)
Effect of dilutive 3.25% Convertible Notes	404	—	413	—	—

Adjusted net income (loss) attributed to common stockholders for dilutive EPS purposes	58,250	(2,878)	108,319	(16,961)	47,669

Weighted average diluted shares outstanding	87,069,256	69,550,649	84,596,676	56,027,460	84,413,499

Adjusted diluted net income (loss) per share	$0.67	$(0.04)	$1.28	$(0.30)	$0.56

(1)
Purchase price adjustment to Molycorp Sillamäe's inventory related to inventory sold as of 9/30/2011.

Adjusted EPS is a non-GAAP measure that excludes certain non-cash items and other out-of-ordinary operational items. The company's management believes adjusting out these items, including but not limited to purchase accounting adjustments, stock based compensation, out-of-ordinary expenses/income and other miscellaneous charges is useful to investors because it provides an overall understanding of the company's historical financial performance and future prospects. Management believes adjusted EPS is an indication of the company's base-line performance. Exclusion of these items permits evaluation and comparison of results for the company's core business operations, and it is on this basis that management internally assesses the company's performance.

Adjusted Gross Margin

	Three months ended September 30,		Nine months ended September 30,		Three months ended June 30, 2010
(in thousands)	2011	2010	2011	2010
Sales	$138,050	$8,533	$263,927	$13,455	$99,615
GAAP cost of goods sold	(50,548)	(7,742)	(110,148)	(19,268)	(42,923)

Gross margin	$87,502	$791	$153,779	$(5,813)	$56,692

Gross margin percentage	63.4%	9.3%	58.3%	-43.2%	56.9%

Sales	$138,050	$8,533	$263,927	$13,455	$99,615
GAAP cost of goods sold	(50,548)	(7,742)	(110,148)	(19,268)	(42,923)
Asset impairments/ inventory write-down	—	640	1,585	1,555	955
Stock-based compensation in cost of goods sold	45	—	120	—	40
Operations consulting costs	1,000	—	3,000	—	—
Impact of purchase accounting on cost of inventory sold(1)	10,226	—	10,226	—	—

Adjusted cost of goods sold	(39,277)	(7,102)	(95,217)	(17,713)	(41,928)

Adjusted gross margin	$98,773	$1,431	$168,710	$(4,258)	$57,687

Adjusted gross margin percentage	71.5%	16.8%	63.9%	-31.6%	57.9%

Adjusted Gross margin is a non-GAAP measure that is included to provide additional detail on segment operations, before intercompany eliminations. Management believes this presentation provides a better understanding of the performance of each operating segment in terms of production volumes, inventory allocation, and costs.

# # #

For more information:
Company Contacts:

Jim Sims, +1 (303) 843-8062
Vice President Corporate Communications
Jim.Sims@Molycorp.com

Brian Blackman, +1 (303) 843-8067
Senior Manager, Investor Relations
Brian.Blackman@Molycorp.com

About Molycorp

        With offices in the U.S., Europe, and Japan, Molycorp, Inc. is the largest REO producer outside of China. In addition to its current production of rare earth oxides at its flagship rare earth mine and processing facility at Mountain Pass, California, the Company produces rare earth metals, rare earth alloys (such as neodymium-iron-boron and samarium-cobalt alloys) and rare metals such as niobium and tantalum. The rare earths and rare metals Molycorp produces are critical inputs in existing and emerging applications including: clean energy technologies, such as hybrid and electric vehicles and wind power turbines; multiple high-tech uses, including fiber optics, lasers and hard disk drives; numerous defense applications, such as guidance and control systems and global positioning systems; advanced water treatment technology for use in industrial, military and outdoor recreation applications; and other technologies. For more information, please visit http://www.molycorp.com.

Safe Harbor Statement Regarding Forward-Looking Statements

        This release contains forward-looking statements that represent Molycorp's beliefs, projections and predictions about future events or Molycorp's future performance. Forward-looking statements can be identified by terminology such as "may," "will," "would," "could," "should," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" or the negative of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause Molycorp's actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

        Factors that may cause actual results to differ materially from expected results described in forward-looking statements include, but are not limited to: Molycorp's ability to secure additional capital to implement its business plans; Molycorp's ability to complete its initial modernization and expansion efforts, including the accelerated start-up of the Mountain Pass facility, which management refers to as Project Phoenix Phase 1, and the second phase capacity expansion plan, which management refer to as Project Phoenix Phase 2, and reach full planned production rates for REOs and other planned downstream products; the final costs of the Project Phoenix Phase 1, including with accelerated start-up of the Mountain Pass facility, and Project Phoenix Phase 2, which may differ from estimated costs; uncertainties associated with Molycorp's reserve estimates and non-reserve deposit information; uncertainties regarding global supply and demand for rare earths materials; Molycorp's ability to successfully integrate recently acquired businesses; Molycorp's ability to reach definitive agreements for a joint venture to manufacture neodymium-iron-boron permanent rare earth magnets; Molycorp's ability to maintain appropriate relations with unions and employees; Molycorp's ability to successfully implement its "mine-to-magnets" strategy; environmental laws, regulations and permits affecting Molycorp's business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by Molycorp; and uncertainties associated with unanticipated geological conditions related to mining.

        For more information regarding these and other risks and uncertainties that Molycorp may face, see the section entitled "Risk Factors" of the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and of the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011. Any forward-looking statement contained in this press release or the Annual Report on Form 10-K or the Quarterly Report on Form 10-Q reflects Molycorp's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to Molycorp's operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. Molycorp assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.

QuickLinks

  Exhibit 99.1
MOLYCORP, INC. (A Company in the Development Stage) Condensed Consolidated Balance Sheets (Unaudited) (In thousands, except share and per share amounts)
MOLYCORP, INC. (A Company in the Development Stage) Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited) (In thousands, except share and per share amounts)
MOLYCORP, INC (A Company in the Development Stage) Condensed Consolidated Statements of Cash Flows (Unaudited) (In thousands)